Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63
OF TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Kimber Resources Inc. (the "Company"), does hereby certify with respect to the Registration Statement of the Company on Form 20-F for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Form 20-F") that, to the best of their knowledge:

(1)	The Form 20-F fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2005

"/s/ R. V. Longe"
Robert V. Longe
President and Chief Executive Officer

"/s/ Peter de Visser"
Peter de Visser
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is furnished pursuant to Rule 13a-14(b) (17 CFR 240.13a -14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350) as an exhibit to the Form 20-F.